EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of Reborn Coffee, Inc. Amendment No.1 to Form S-1 to be filed on or about December 30, 2021 of our report dated May 4, 2021, on our audit of the consolidated financial statements of Reborn Coffee, Inc. and subsidiary as of December 31, 2020 and 2019, and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Paris, Kreit & Chiu CPA LLP

(formerly Benjamin & Ko)

New York, NY

December 30, 2021